Exhibit 99.1

Global Eagle Entertainment Inc. Announces Pricing of 2.75% Convertible Senior Notes
due 2035 and Concurrent Public Offering of Common Stock by Selling Stockholders

Los Angeles, CA (February 12, 2015) – Global Eagle Entertainment Inc. (“GEE”) (Nasdaq: ENT), a worldwide leading provider of content, connectivity and digital media solutions to airlines, today announced that it has priced a private offering of $75,000,000 aggregate principal amount of 2.75% convertible senior notes due 2035 (the “notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). GEE has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $7,500,000 aggregate principal amount of the notes. GEE expects to close the note offering on February 18, 2015, subject to the satisfaction of customary closing conditions.

The notes will be senior unsecured obligations of GEE and will bear interest at a rate of 2.75% per year, payable semiannually. The notes will mature on February 15, 2035, unless earlier repurchased, redeemed or converted. Prior to November 15, 2034, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and, thereafter, at any time. Upon conversion, GEE will pay or deliver, as the case may be, cash, shares of GEE common stock or a combination thereof at GEE’s election. The conversion rate for the notes will initially be 53.9084 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $18.55 per share of common stock), representing an initial conversion premium of approximately 40% above the public offering price of $13.25 per share in the concurrent selling stockholder common stock offering described below. The conversion rate will be subject to adjustment if certain events occur. Holders of the notes may require GEE to repurchase all or a portion of the notes on February 20, 2022, February 20, 2025 and February 20, 2030 and upon the occurrence of certain fundamental changes at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any. The notes will be redeemable by us at our option on or after February 20, 2019 upon the satisfaction of a sale price condition with respect to our common stock and on or after February 20, 2022 without regard to the sale price condition, in each case, at a redemption price in cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any.

GEE estimates that the net proceeds from the note offering will be approximately $72.3 million (or approximately $79.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by GEE. GEE intends to use the net proceeds from the note offering for working capital and general corporate purposes, including possible acquisitions, ongoing and future capital investments in new product development and technologies, and costs associated with expanding its customer base in new and emerging markets.

Neither the notes nor any shares of GEE common stock potentially issuable upon their conversion have been, or will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Concurrently with the pricing of the note offering, certain stockholders of GEE priced an underwritten secondary public offering of 3,300,000 shares of GEE common stock at $13.25 per share. This number of shares is reduced by 5,000,000 shares from the number of shares GEE previously announced were being sold in this offering because PAR Investment Partners, L.P. elected not to sell any of its shares in this offering based on the price at which the shares are being offered. GEE will not receive any proceeds from the common stock offering. The selling stockholders have granted the underwriters an option to purchase up to 495,000 additional shares of GEE common stock to cover over-allotments, if any. The common stock offering is expected to close on February 18, 2015, subject to the satisfaction of customary closing conditions. As part of the underwriting procedures, PAR Investment Partners, L.P., all selling stockholders and all executive officers and directors of GEE have agreed to lock-up agreements for a period of 90 days following the offering.

Exhibit 99.1

Neither the private offering of convertible senior notes nor the secondary public offering is contingent upon the other.

Piper Jaffray & Co. and Macquarie Capital (USA) Inc. are acting as joint book-running managers of the common stock offering.

The shares of common stock are being offered pursuant to a prospectus, including a prospectus supplement and the accompanying base prospectus that are part of a shelf registration statement on Form S-3 (File No. 333-188121) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 22, 2013. A preliminary prospectus supplement related to the common stock offering was filed with the SEC on February 9, 2015. The shares may be offered only by means of a prospectus, including a prospectus supplement and the accompanying base prospectus relating to the offering, copies of which may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the common stock offering is also available on the website of the SEC at http://www.sec.gov/.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Global Eagle, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Global Eagle Entertainment (GEE)

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of content, connectivity and digital media solutions for airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable in-flight entertainment solutions, content management services, e-commerce solutions and original content development. The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the timing of the completion of the offerings and the anticipated use of proceeds from the sale of the notes. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to GEE as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing GEE’s views as of any subsequent date, and GEE does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, GEE’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that may prevent, delay or negatively impact one or both of the offerings and other financial, operational and legal risks and uncertainties detailed from time to time in GEE’s cautionary statements and risk factors contained in its filings with the Securities and Exchange Commission. GEE disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that either of the proposed offerings will be completed as anticipated or at all.

Contact:

Press enquiries:

Melissa Pauléat

+1 514 499 0910 x308

pr@globaleagleent.com

Investor relations:

Kevin Trosian

+1 310-740-8624

investor.relations@globaleagleent.com